Black Diamond Therapeutics Reports First Quarter 2020 Financial Results and Corporate Update
•Cash and cash equivalents of $357.2 million as of March 31, 2020, believed to be sufficient to fund operations into 2023
•Completed initial public offering in February 2020 raising $231.3 million in gross proceeds
•Continued to enroll and dose patients in Phase 1/2 clinical trial of BDTX-189, Company’s lead product candidate, initiated in December 2019, with Phase 1 portion expected to complete by first half of 2021

CAMBRIDGE, Mass. and NEW YORK, May 12, 2020 – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a precision oncology medicine company pioneering the discovery and development of small molecule, tumor-agnostic therapies, today reported financial results for the first quarter ended March 31, 2020, and provided a corporate update.

“We are pleased with our first quarter progress which included advancing the Phase 1/2 clinical trial of our lead product candidate BDTX-189 and completing our successful initial public offering,” said David M. Epstein, Ph.D., President and CEO. “All companies are being impacted by the COVID-19 pandemic and Black Diamond is no exception. Our priority is the safety and well-being of our patients, as well as employees and their families, and we have adjusted our operations accordingly. We have also put in place contingency plans and additional resources from third-party service providers to minimize the impact on our business and strategy. We believe we are well positioned not only to execute on the clinical development of BDTX-189 as planned, but also to continue to invest in our proprietary MAP platform and to progress our early stage pipeline of small molecule, tumor-agnostic precision medicine programs. We will continue to closely monitor the global COVID-19 situation and its impact on our business as it evolves.”

Recent Developments
•In February 2020, Black Diamond completed an initial public offering (IPO) pursuant to which it issued and sold 12,174,263 shares of common stock, including full exercise of the underwriters' over-allotment option, resulting in gross proceeds of $231.3 million before deducting underwriting discounts and commissions and other offering expenses.
•Black Diamond continued to enroll and dose patients in the Phase 1 portion of a Phase 1/2 clinical trial of BTDX-189 (MasterKey-01; NCT04209465) and expects to complete the Phase 1 portion of the trial by the first half of 2021. BDTX-189 is Black Diamond’s mutation spectrum-selective, oral, irreversible small molecule inhibitor product candidate, which targets cancer-causing driver mutations in human epidermal growth factor receptor 2 (HER2) and epidermal growth factor receptor (EGFR) that have not yet been drugged.
•Black Diamond continued to advance its program in glioblastoma multiforme (GBM) toward nomination of a development candidate targeting a range of driver mutations in GBM, as well as its earlier-stage programs derived from the Company’s Mutation-Allostery-Pharmacology (MAP) platform.
•Black Diamond implemented risk mitigation measures and adjusted operations in response to the COVID-19 pandemic.
Financial Highlights
•Black Diamond ended the first quarter of 2020 with $357.2 million in cash and cash equivalents, which included net proceeds from the Company’s IPO of $212.1 million, compared to $44.7 million for the first quarter of 2019. Net cash used in operations was $11.3 million for the first quarter of 2020 compared to $6.9 million for the first quarter of 2019.
•Research and development (R&D) expenses were $7.4 million for the first quarter of 2020 compared to $3.0 million for the first quarter of 2019. The increase in R&D expenses was primarily related to an increase in headcount, preclinical development, and advancement of the BDTX-189 Phase 1/2 clinical trial.
•General and administrative (G&A) expenses were $5.5 million for the first quarter of 2020 compared to $0.8 million for the first quarter of 2019. The increase in G&A expenses was primarily due to an increase in personnel and costs associated with operations as a public company.

Upcoming Events
•The Company will present a poster about the MasterKey-01 Phase 1/2 clinical trial design at the American Society of Clinical Oncology 2020 Virtual Scientific Program:
◦Abstract Title: Masterkey-01: Phase I/II, open-label multicenter study to assess safety, tolerability, pharmacokinetics, and antitumor activity of BDTX-189, an inhibitor of allosteric ErbB mutations, in patients with advanced solid malignancies (Abstract TPS3665; Poster 395)
◦Poster Session: Developmental Therapeutics – Molecularly Targeted Agents and Tumor Biology
•David M. Epstein, Ph.D., President and CEO, is scheduled to present at the following upcoming conferences:
◦Bank of America Global Research Health Care Conference 2020, on Tuesday, May 12, 2020, at 4:20 PM ET
◦Jefferies Global Healthcare Conference, on Wednesday, June 3, 2020, at 1:30 PM ET
◦BMO 2020 Prescriptions for Success Healthcare Virtual Conference, on Tuesday, June 23, 2020
About Black Diamond
Black Diamond Therapeutics is a precision oncology medicine company pioneering the discovery of small molecule, tumor-agnostic therapies. Black Diamond targets undrugged mutations in patients with genetically defined cancers. Black Diamond is built upon a deep understanding of cancer genetics, protein structure and function, and medicinal chemistry. The Company’s proprietary technology platform, Mutation-Allostery-Pharmacology, or MAP, platform, is designed to allow Black Diamond to analyze population-level genetic sequencing data to identify oncogenic mutations that promote cancer across tumor types, group these mutations into families, and develop a single small molecule therapy in a tumor-agnostic manner that targets a specific family of mutations. Black Diamond was founded by David M. Epstein, Ph.D., and Elizabeth Buck, Ph.D., and, beginning in 2017, together with Versant Ventures, began building the MAP platform and chemistry discovery engine. For more information, please visit www.blackdiamondtherapeutics.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s business plans and objectives, future plans or expectations for BDTX-189, including expectations regarding the design, implementation, timing, and success of its current clinical trial for BDTX-189, future plans or expectations for the Mutation-Allostery-Pharmacology platform, upcoming milestones and preclinical studies for the Company’s other product candidates, expectations regarding its uses of capital, expenses, and other future financial results, and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials and operations. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy, regulatory developments in the United States, and the Company’s ability to fund operations, and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials and operations, as well as those risks and uncertainties set forth in its 2019 annual report on Form 10-K, most recent quarterly report on Form 10-Q, and its other filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Black Diamond Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$357,191	$154,666
Total assets	$362,804	$158,295
Derivative liabilities	$—	$16
Convertible preferred stock	$—	$200,573
Accumulated deficit	$(63,115)	$(50,970)
Total stockholders’ equity (deficit)	$355,265	$(47,157)

Black Diamond Therapeutics, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development (inclusive of $1,880 and $1,940 respectively, with a related party)	$7,354	$3,013
General and administrative (inclusive of $0 and $11, respectively, with a related party)	5,525	828
Total operating expenses	12,879	3,841
Loss from operations	(12,879)	(3,841)
Other income (expense):
Interest income	744	11
Other income (expense)	(10)	2
Total other income (expense), net	734	13
Net loss	$(12,145)	$(3,828)
Net loss per share, basic and diluted	$(0.51)	$(1.87)
Weighted average common shares outstanding, basic and diluted	23,699,255	2,044,380

Contacts:
For Investors:
Natalie Wildenradt
investors@bdtherapeutics.com
For Media:
Kathy Vincent
(310) 403-8951
media@bdtherapeutics.com

# # #